UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2011

FIRST CENTURY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

West Virginia	0-11671	55-0628089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Federal Street, Bluefield, WV	24701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 325-8181

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST CENTURY BANKSHARES, INC.

FORM 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on April 26, 2011. Total outstanding shares were 1,903,120 at April 26, 2011. Matters brought before the stockholders and the voting results are as follows:

(1) To elect twelve (12) nominees for director to serve for a term of one year.

Nominee	Shares For	Shares Withheld	Broker Non-votes
D. Richard Browning	1,220,062	5,129	226,728
J. Richard Chambers	1,215,389	9,802	226,728
Paul Cole, Jr.	1,219,660	5,531	226,728
Robert M. Jones, Jr., M.D.	1,216,660	8,531	226,728
Samuel V. Jones	1,216,025	9,166	226,728
Charles A. Peters	1,220,062	5,129	226,728
Michael R. Shott	1,213,025	12,166	226,728
John H. Shott	1,212,825	12,366	226,728
Walter L. Sowers	1,209,637	15,554	226,728
Wm. Chandler Swope	1,193,515	31,676	226,728
Frank W. Wilkinson	1,205,525	19,666	226,728
R. W. Wilkinson	1,205,525	19,666	226,728

(2) To ratify the selection of Brown, Edwards and Company, LLP to serve as the independent registered public accounting firm for the registrant for the year ending December 31, 2011. Shares for: 1,440,919; Shares against: 1,257; Abstentions: 3,900; Broker Non-votes: 1.

Item 8.01. Other Events

First Century Bankshares, Inc. (“First Century”) made a slide show presentation at the Annual Meeting of its shareholders held on April 26, 2011. A copy of the slide show presentation is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Slide Presentation by First Century - April 26, 2011

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	First Century Bankshares, Inc.

	By:	/s/ J. RONALD HYPES
J. Ronald Hypes, Treasurer (Principal Accounting and Financial Officer)

	Date:	April 28, 2011

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